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                   [LETTERHEAD OF McGLADREY & PULLEN, LLP]


                       CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated November 22, 1995 on the financial statements of PIC Small Cap Portfolio referred to therein in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of PIC Small Cap Portfolio as filed with the Securities and Exchange Commission.



                           McGladrey & Pullen, LLP



New York, New York
February 29, 1996